Exhibit 5.1
May 11, 2011

Ameristar Casinos, Inc.
3773 Howard Hughes Parkway, Suite 490 South
Las Vegas, Nevada 89169
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Ameristar Casinos, Inc., a Nevada corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”), including the form of preliminary prospectus dated May 11, 2011 contained therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act)”, relating to the registration by the Company of 4,808,400 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). This opinion letter is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Shares as described in the Registration Statement. For purposes of this opinion letter, we have assumed that all such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.
     For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, the Prospectus, the Company’s articles of incorporation and bylaws, and such other documents, agreements, instruments and corporate records as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.
     Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) each document we reviewed has been duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (iv) the statements of fact and representations and warranties set forth in the documents we have reviewed are true and correct; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (vi) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.
     We are qualified to practice law in the State of Nevada. The opinion set forth herein is

Ameristar Casinos, Inc.
May 11, 2011

expressly limited to the effect of the general corporate laws of the State of Nevada in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.
     Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
     The opinion expressed herein is based upon the applicable Nevada corporate laws in effect and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.
     We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP